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                                                               Exhibit 23a



                    CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-70761, 333-29483, 333-88532 and 333-90231)
and S-8 (Nos. 333-69895, 33-67962, 333-87413, 333-42942, 333-88398, 333-
91906, 333-97987, 333-42944, 333-73738 and 333-73740) of Ohio Casualty
Corporation and its subsidiaries of our report dated February 16, 2001, relating to the financial statements and financial statement schedules, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.


/s/PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Cincinnati, Ohio
March 27, 2003